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                                                                       EXHIBIT 2

                            COMPANY VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 25, 2000, among Webvan Group, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of HomeGrocer.com, Inc., a Washington corporation (the "Company").

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

        B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of the outstanding capital stock of the Company; and

        C. In consideration of the execution of the Reorganization Agreement by Parent, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

               (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

               (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

               (c) "Shares" shall mean all of the shares of Company Common Stock beneficially owned by Shareholder as of the date of this Agreement.

               (d) "Voted Shares" shall mean that number of shares of Company Common Stock beneficially owned by Shareholder as of the date of this Agreement listed on the signature page hereto.

               (e) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

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        2. Transfer of Shares.

               (a) Transferee of Shares to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares, except (a) for a Transfer to the Shareholder's spouse, ancestors, descendants or a trust for any of their benefit, (b) in transactions involving the distribution without consideration of the Shares to the Shareholder's partners or retired partners or the estate of any of them, or (c) to any affiliate of the Shareholder; provided, however, that in any such case, each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (i) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement and (iii) executed an agreement substantially in the form of Exhibit B-1 (Company Lock up Agreement) to the Reorganization Agreement.

               (b) Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

        3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called during the period from the date of this Agreement through the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in his or her capacity as such) shall cause the Voted Shares to be voted (i) in favor of approval of the Reorganization Agreement and the Merger, (ii) in favor of any matter that could reasonably be expected to facilitate the Merger, (iii) against any matter that could reasonably be expected to prevent the Merger, (iv) against any Acquisition Proposal and (v) against any matter that could reasonably be expected to facilitate any Acquisition Proposal.

        4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Voted Shares.

        5. Representations and Warranties of the Shareholder. Shareholder (i) is the beneficial owner of the Shares, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement, except for the Company's right to repurchase such shares under certain circumstances; and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        6. Additional Documents. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        7. Consent and Waiver. Shareholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any


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rights Shareholder may have. As further clarification, but not limitation, of the foregoing, Shareholder further agrees not to assert any dissenters' rights Shareholder may have pursuant to Chapter 23B.13 of the Washington Law.

        8. Legending of Shares. If so requested by Parent, Shareholder agrees that the Voted Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

        9. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        10. Miscellaneous.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


                If to Parent:      Webvan Group, Inc.
                                   310 Lakeside Drive
                                   Foster City,California 94404
                                   Attention: General Counsel



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                                   Telecopy No.:  (650) 627-3921
                With copies to:    Wilson Sonsini Goodrich & Rosati
                                   Professional Corporation
                                   650 Page Mill Road
                                   Palo Alto, California 94304
                                   Attention:  Jeffrey D. Saper
                                               J. Robert Suffoletta
                                   Facsimile No.:  (650) 493-6811

                and

                                   Wilson Sonsini Goodrich & Rosati
                                   Professional Corporation
                                   One Market
                                   Spear Tower, Suite 3300
                                   San Francisco, California 94105
                                   Attention:   Steve L. Camahort
                                   Facsimile No.:    (415) 947-2099

                If to Shareholder: To the address for notice set forth
                                   on the signature page hereof.

               (f) Governing Law. Except to the extent mandatorily governed the laws of the State of Washington, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

               (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

               (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               (j) No Limitation on Actions of Shareholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event Shareholder is a director of the Company, nothing in this Agreement is intended or shall be construed to require Shareholder, in Shareholder's capacity as a director of the Company, to fail to act in accordance with Shareholder's fiduciary duties in such capacity.



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



WEBVAN GROUP, INC.                    SHAREHOLDER


------------------------------        ------------------------------------------
Signature                             Signature

------------------------------        ------------------------------------------
Print Name                            Print Name

------------------------------        ------------------------------------------
Print Title                           Print Title



                                      ------------------------------------------
                                      Print Address

                                      ------------------------------------------
                                      Print Telephone

                                      ------------------------------------------
                                      Print Facsimile No.



                                      "Voted Shares": __________________________










                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]



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                                IRREVOCABLE PROXY

        The undersigned shareholder of HomeGrocer.com, Inc., a Washington corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Webvan Group, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Voted Shares (as defined in the Voting Agreement) in accordance with the terms of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Voted Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Voted Shares until after the termination of this proxy in accordance with its terms.

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, a Washington corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Voted Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Voted Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting
(i) in favor of approval of the Reorganization Agreement and the Merger, (ii) in favor of any matter that could reasonably be expected to facilitate the Merger,
(iii) against any matter that could reasonably be expected to prevent the Merger, (iv) against any Acquisition Proposal and (v) against any matter that could reasonably be expected to facilitate any Acquisition Proposal.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Voted Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



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        This Proxy is irrevocable (to the fullest extent permitted by law). This
Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: June 25, 2000



                                    Signature of Shareholder: __________________

                                    Print Name of Shareholder: _________________


                                    "Voted Shares": ____________________________

























                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]